SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                                Form 8-K

          Current Report Pursuant to Section 13 or 15 (d) of
                     The Securities Act of 1934

Date of Report (Date of earliest event reported)    January 22, 1999


                         COVEST BANCSHARES, INC.

                        --------------------------

        (Exact name of registrant as specified in its charter)

          DELAWARE              0-20160            36-3820609
          --------              -------            ----------

     (State or other       (Commission File         (I.R.S.
   Employer Jurisdiction    Number)                 Identification
   No.)                                             No.)


           749 Lee Street, Des Plaines, Illinois    60016
         --------------------------------------------------
        (address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (847) 294-6500







Item 5.  OTHER EVENTS

On Friday, January 22, 1999, the Company issued a press release pertaining to the election of President and Chief Executive Officer of the Bank and holding company. The text of the press release is attached hereto as Exhibit 99.1.






SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 22, 1999             COVEST BANCSHARES, INC.

                                     By:/s/ James L. Roberts
                                         _______________________
                                         James L. Roberts
                                         President and
                                         Chief Executive Officer

                                     By:/s/ Paul A. Larsen
                                         _______________________
                                         Paul A. Larsen
                                         Senior Vice President and
                                         Chief Financial Officer






Item 7.  EXHIBIT 99.1


CoVest Bancshares, Inc. Elects Chief Executive Officer

DES PLAINES, IL, January 22, 1999 -- The Board of Directors of CoVest Bancshares, Inc., (Nasdaq:COVB) parent company of CoVest Banc N.A., elected James L. Roberts to the positions of President, Chief Executive Officer and a Director of the bank and its holding company.

Roberts brings more than 30 years of experience in the financial services industry where he previously served as Chief Executive Officer for publicly traded financial services holding companies and head of Corporate Finance for a Chicago-based regional investment bank.

"We are fortunate to have found an individual with Jim's depth of past experience at top flight organizations," said Frank A. Svoboda, Chairman of
the Board.   "We are delighted to have him join CoVest where he shares our commitment to building shareholder value through the successful execution of our 'community bank style' strategy," he said.

He served as President and CEO of Perpetual Midwest Financial, Inc. of Cedar Rapids, Iowa and its wholly owned subsidiary Perpetual Savings Bank, FSB from 1993 until those companies were acquired in 1998. Prior to that, Roberts held the position of Executive Vice President and head of Corporate Finance for Kemper Securities, Inc. of Chicago, Illinois. Before that, he was Executive Vice President and head of Corporate Finance for one of its predecessor firms, Blunt, Ellis & Loewi, Inc.

From 1984 to 1990, he was employed by First Bank System, Inc. of Minneapolis, Minnesota where he was President and CEO of First Bank Milwaukee and market president for Wisconsin. Roberts business career began at the Harris Bank of Chicago, where he headed the commercial real estate division. In addition, he headed Harris Bank International Corporation in New York City and was General Manager of Harris Bank's London office. While in London, Roberts was elected President of the American Society of London.

He has served on the board of directors of two United Way organizations and was campaign chairman for the Eastern Iowa United Way in 1997, as well as for the organization's greater Milwaukee location.

As a director for the Metropolitan Milwaukee Association of Commerce, he headed the Aspin/MACC Procurement Institute. He served as a board member for various organizations which include the Milwaukee Art Museum, Milwaukee Redevelopment Committee, and as treasurer on the Milwaukee World Festivals, Inc., board. He also was chairman of Future Value Ventures, the largest MESBIC in Wisconsin. In addition, Roberts was President of Theatre Cedar Rapids, and on the board of St. Lukes Hospital Foundation in Cedar Rapids, Iowa.

Roberts is a graduate of Indiana University where he received his BS degree in business and economics and an MBA in international business.

As of December 31, 1998, CoVest Bancshares, Inc., has consolidated assets of $549 million. CoVest Banc, the company's commercial bank subsidiary, operates full-service offices in Arlington Heights, Des Plaines and Schaumburg, and mortgage offices in Aurora and McHenry, Illinois.